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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Cambridge Technology Partners (Massachusetts), Inc. on Form S-8 (File Nos. 33-70114, 33-87710, 33-93054, 33-93056, 333-09709 and 33-99672) and on Form S-3
(File Nos. 33-96838, 333-16165 and 333-17347) of our reports dated February 3, 1997, on our audits of the consolidated financial statements and financial statement schedule of Cambridge Technology Partners (Massachusetts), Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which reports are included in this Annual Report on Form 10-K.

Boston, Massachusetts
March 24, 1997